                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                                GOAMERICA, INC.

        FIRST:  The name of the Corporation is GoAmerica, Inc.
        -----

        SECOND: The Corporation's registered office in the State of Delaware is
        ------
located at Corporation Service Corporation, 1013 Centre Road, City of Wilmington County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Corporation.

        THIRD:  The purpose for which the Corporation is organized is to engage
        -----
in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH:  (a) The total number of shares of capital stock which the
        ------
Corporation shall have the authority to issue is 50,010,500 shares, consisting of: (i) forty five million (45,000,000) shares of Common Stock, par value $0.01 per share (the "Common Stock"); (ii) five million (5,000,000) shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"); and ten thousand five hundred (10,500) shares of Preferred Stock, par value $0.01 per share, which shares shall be designated as Series A Preferred Stock (the "Series A Preferred Stock"), having the terms, powers, preferences and rights as set forth below, until such time as none of such shares of Series A Preferred Stock remains outstanding.

        (b) The authorized but undesignated Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of subsection (a) above, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualification, limitations or restrictions thereof.

        The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

        (i) The number of shares constituting that series and the distinctive designation of that series;

        (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

        (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

        (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

        (v) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

        (vi) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

        (vii) Any other relative rights, preferences and limitations of that series.

 1.     Terms Applicable to Series A Preferred Stock.
        --------------------------------------------

               Section 1. Dividends.

               Holders of Series A Preferred Stock shall not be entitled to dividends in cash or property except when, as and if declared by the Board of Directors of the Corporation as a condition to the declaration or payment of a dividend on any other shares. No cash or property dividend or distributions shall be declared or paid on any shares of Common Stock or on any other series of preferred stock ranking junior to or on a parity with the Series A Preferred Stock with respect to dividends, unless the holders of the Series A Preferred Stock receive such cash or property dividend or distributions in an amount per Share of Series A Preferred Stock at least equal to the greater of (i) the dividends or distributions payable on the number of shares of Common Stock in to which a Share of Series A Preferred Stock is then convertible or (ii) the dividends or distributions per share payable to holders of any series of preferred stock ranking junior to or on a parity with the Series A Preferred Stock multiplied by a fraction, the numerator of which is the number of shares of Common Stock into which a Share of Series A Preferred Stock is then convertible and the denominator of which is the number of shares of Common Stock into which a share of such series of preferred stock ranking to junior or on a parity with the Series A Preferred Stock is then convertible; provided that if
                                                              --------
such other series of preferred stock is not convertible into Common Stock, then the numerator of such fraction shall be the liquidation preference of a Share of the Series A Preferred Stock and the denominator of such fraction shall be the liquidation preference of a share of such other series of preferred stock.

               1A. Dividends and Distributions in respect of Junior Securities. If at any time all unpaid dividends have not been paid in full in cash, the Corporation shall not, for any reason, declare or pay any dividends in respect to Junior Securities or repurchase, redeem or acquire any Junior Securities, or otherwise make a distribution or other payment in respect of any Junior Security, directly or indirectly, in cash, property, assets, rights, securities or other consideration.

        Section 2.  Liquidation.
                    -----------

                2A. Expect as provided in Section 2B, upon any liquidation,
                                          ----------
dissolution or winding up of the Corporation, the holder of Series A Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares outstanding, and the holders of Series A Preferred Stock will not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporations assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Convertible Preferred Stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Series A Preferred Stock.

                2B. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation declares or pays a dividend upon the Common Stock payable in cash or property (a "Liquidating Dividend"), then the
                                      --------------------
Corporation shall pay to the holders of Series A Preferred Stock at the time of payment thereof the higher of (x) the Liquidation Value in accordance with
Section 2A above or (y) Liquidating Dividends which would have been paid on the
----------
shares of Common Stock had such Series A Preferred Stock been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

                2C. For purposes hereof, a liquidation or winding up of the Corporation shall include: (i) the consolidation or merger of the Corporation into or with any other entity; provided that the Corporation may merge with any
                               -------------
wholly-owned subsidiary without paying any Liquidation Value to the holders of the Series A Preferred Stock so long as (a) the Corporation is the surviving corporation, (b) the terms of the Series A Preferred Stock are not changed and
(c) the Series A Preferred Stock is not exchanged for cash, securities or other property, or (ii) the sale or transfer by the Corporation of all or substantially all of its assets to another entity.

                2D. Notwithstanding any of the other provisions applicable to the Series A Preferred Stock, set forth herein, no holder of Series A Preferred Stock shall be entitled to a dividend payment of any kind, whether in the form of a Liquidating Dividend or otherwise, in connection with the initial public offering of the Company's Common Stock.

        Section 3.  Voting Rights. The holders of the Series A Preferred
                    -------------
Stock shall be entitled to notice of all stockholders' meetings in accordance with the Corporation's bylaws, and except as otherwise provided herein and as otherwise required by law, the holders of the Series A Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class; provided, however, that the affirmative vote of holders of not less than
-------- -------
fifty-one percent (51%) of Series A Preferred Stock then outstanding shall be required to (i) amend or repeal any provision of the Corporation's Certificate of Incorporation or Bylaws if such action would adversely affect the rights, preferences or privileges of the Series A Preferred Stock, (ii) create (by classification or otherwise) any new class or series of shares having rights, preferences or privileges senior to or pari passu with the Series A Preferred

                         CERTIFICATE OF INCORPORATION

                                      OF

                                GOAMERICA, INC.

  FIRST:  The name of the Corporation is GoAmerica, Inc.
  ------

  SECOND:  The Corporation's registered office in the State of Delaware is
  ------
located at Corporation Service Corporation, 1013 Centre Road, City of Wilmington County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Corporation.

  THIRD:  The purpose for which the Corporation is organized is to engage in any
  -----
lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

  FOURTH:  (a)  The total number of shares of capital stock which the
  ------
Corporation shall have the authority to issue is 50,010,500 shares, consisting of: (i) forty five million (45,000,000) shares of Common Stock, par value $0.01 per share (the "Common Stock"); (ii) five million (5,000,000) shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"); and ten thousand five hundred (10,500) shares of Preferred Stock, par value $0.01 per share, which shares shall be designated as Series A Preferred Stock (the "Series A Preferred Stock"), having the terms, powers, preferences and rights as set forth below, until such time as none of such shares of Series A Preferred Stock remains outstanding.

(b) The authorized but undesignated Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of subsection (a) above, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualification, limitations or restrictions thereof.

  The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i) The number of shares constituting that series and the distinctive designation of that series;

(ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vi) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(vii) Any other relative rights, preferences and limitations of that series.

1.  Terms Applicable to Series A Preferred Stock.
    --------------------------------------------

  Section 1.  Dividends.
              ---------

  Holders of Series A Preferred Stock shall not be entitled to dividends in cash or property except when, as and if declared by the Board of Directors of the Corporation as a condition to the declaration or payment of a dividend on any other shares. No cash or property dividend or distributions shall be declared or paid on any shares of Common Stock or on any other series of preferred stock ranking junior to or on a parity with the Series A Preferred Stock with respect to dividends, unless the holders of the Series A Preferred Stock receive such cash or property dividend or distributions in an amount per Share of Series A Preferred Stock at least equal to the greater of (i) the dividends or distributions payable on the number of shares of Common Stock in to which a Share of Series A Preferred Stock is then convertible or (ii) the dividends or distributions per share payable to holders of any series of preferred stock ranking junior to or on a parity with the Series A Preferred Stock multiplied by a fraction, the numerator of which is the number of shares of Common Stock into which a Share of Series A Preferred Stock is then convertible and the denominator of which is the number of shares of Common Stock into which a share of such series of preferred stock ranking to junior or on a parity with the Series A Preferred Stock is then convertible; provided that if such other series
                                              --------
of preferred stock is not convertible into Common Stock, then the numerator of such fraction shall be the liquidation preference of a Share of the Series A Preferred Stock and the denominator of such fraction shall be the liquidation preference of a share of such other series of preferred stock.

  1A. Dividends and Distributions in respect of Junior Securities. If at any time all unpaid dividends have not been paid in full in cash, the Corporation shall not, for any reason, declare or pay any dividends in respect to Junior Securities or repurchase, redeem or acquire any Junior Securities, or otherwise make a distribution or other payment in respect of any Junior Security, directly or indirectly, in cash, property, assets, rights, securities or other consideration.

  Section 2.  Liquidation.
              -----------

  2A.  Expect as provided in Section 2B, upon any liquidation, dissolution or
                             ----------
winding up of the Corporation, the holder of Series A Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares outstanding, and the holders of Series A Preferred Stock will not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Convertible Preferred Stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Series A Preferred Stock.

  2B. If, upon any such liquidation, dissolution or winding up of the Corporation, the Corporation declares or pays a dividend upon the Common Stock payable in cash or property (a "Liquidating Dividend"), then the Corporation
                                --------------------
shall pay to the holders of Series A Preferred Stock at the time of payment thereof the higher of (x) the Liquidation Value in accordance with Section 2A
                                                                   ----------
above or (y) Liquidating Dividends which would have been paid on the shares of Common Stock had such Series A Preferred Stock been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

  2C. For purposes hereof, a liquidation or winding up of the Corporation shall include: (i) the consolidation or merger of the Corporation into or with any other entity; provided that the Corporation may merge with any wholly-owned
              -------------
subsidiary without paying any Liquidation Value to the holders of the Series A Preferred Stock so long as (a) the Corporation is the surviving corporation, (b) the terms of the Series A Preferred Stock are not changed and (c) the Series A Preferred Stock is not exchanged for cash, securities or other property, or (ii) the sale or transfer by the Corporation of all or substantially all of its assets to another entity.

  2D. Notwithstanding any of the other provisions applicable to the Series A Preferred Stock set forth herein, no holder of Series A Preferred Stock shall be entitled to a dividend payment of any kind, whether in the form of a Liquidating Dividend or otherwise, in connection with the initial public offering of the Company's Common Stock.

  Section 3.  Voting Rights.  The holders of the Series A Preferred Stock shall
              -------------
be entitled to notice of all stockholders' meetings in accordance with the Corporation's bylaws, and except as otherwise provided herein and as otherwise required by law, the holders of the Series A Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class; provided,
                                                                   --------
however, that the affirmative vote of holders of not less than fifty-one percent
-------
(51%) of Series A Preferred Stock then outstanding shall be required to (i) amend or repeal any provision of the Corporation's Certificate of Incorporation or Bylaws if such action would adversely affect the rights, preferences or privileges of the Series A Preferred Stock, (ii) create (by classification or otherwise) any new class or series of

Stock, or (iii) redeem any shares of another series of preferred stock or common stock (other than pursuant to employee agreements). On any matters on which the holders of the Series A Preferred Stock shall be entitled to vote together with the holders of Common Stock, each holder of whole shares of Common Stock into which such holder's Shares of Series A Preferred Stock are convertible (as adjusted from time to time pursuant to Section 4 hereof) on the
                                                       ------- -
record date for such vote.

          Section 4.  Conversion.
                      ----------

          4A.  Conversion Procedure.
               --------------------

          (i) At any time and from time to time, any holder of Convertible Preferred Stock may convert all or any portion of the Series A Preferred Stock (including any fraction of a Share) held by such holder into a number of shares of Common Stock computed by multiplying the number of Shares to be converted by $1,000 and dividing the result by the Conversion Price then in effect.

          (ii) Concurrently with the completion of a Qualified IPO or immediately following a Market Float Trigger, the Corporation may convert all or any portion of the Series A Preferred Stock (including any fraction of a Share) into a number of shares of Common Stock computed by multiplying the number of Shares to be converted by $1,000 and dividing the result by the Conversion Price then in effect.

          (iii) Each conversion of Series A Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred Stock to be converted have been duly endorsed and surrendered at a principal office of the Corporation (a "Conversion Date") along with written notice to the Corporation
                ---------------
that such holder elects to convert such Shares and stating the number of Shares being converted and setting forth the names in which such holder wishes the certificates for shares of Common Stock to be issued if such names shall be different than that of such holder. At such time as such conversion has been effected, then the rights of the holder of such surrendered Series A Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of shares of Common Stock represented thereby.

          (iv) Notwithstanding any other provision hereof, if a conversion of Series A Preferred Stock is to be made in connection with a Public Offering, the conversion of any Shares of Series A Preferred Stock may, at the election of the holder of such Shares, be conditioned upon the consummation of the Public Offering in which case such conversion shall not be deemed to be effective until the consummation of the Public Offering.

          (v) As soon as possible after a conversion has been effected (but in any event within five business days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

                 (a) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                 (b) the amount payable under subparagraph (viii) below with respect to such conversion; and

                 (c) a certificate representing any Shares of Series A Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

          (vi) The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Stock shall be made without charge to the holders of such Series A Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each Share of Series A Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

          (vii) The Corporation shall not close its books against the transfer of Series A Preferred Stock or of Common Stock issued or issuable upon conversion of Series A Preferred Stock in any manner which interferes with the timely conversion of Series A Preferred Stock. The Corporation shall cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

          (viii) If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph, be deliverable upon any conversion of the Series A Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the fair market value, as determined by the board of directors in good faith.

          (ix) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Series A Preferred Stock. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

          4B.  Conversion Price.
               ----------------
          The initial Conversion Price shall be $10.45. The Conversion Price shall be subject to adjustment from time to time pursuant to this Section 4.
                                                                  ---------

          4C.  Adjustment to Conversion Price.  The Conversion Price will be
               ------------------------------
adjusted as follows:

               (i) If the per share price to the public of the Corporation's Initial Public Offering is less than two and one-half times the then applicable Conversion Price of the Preferred Stock, the Conversion Price will be adjusted to an amount equal to 40% of the per share price of the Corporation's Initial Public Offering.

               (ii) If, prior to a Qualified IPO, the Corporation undergoes a Fundamental Change which yields an amount which is less per Common Share than two times the applicable

Conversion Price at the time of Fundamental Change, the Conversion Price will be adjusted to 50% of the price per share of the Fundamental Change.

               (iii) If, prior to a Qualified IPO, the Corporation issues Common Stock, warrants, options or similar securities at a price below the then applicable Conversion Price (other than Securities issued to employees or consultants as incentive compensation whether through a Corporation stock option plan or otherwise), the Conversion Price will be adjusted to the issuing price of such Common Stock and in the case of warrants, options or similar securities (other than warrants, options or similar securities issued prior to the date hereof), the Conversion Price will be adjusted to the sum of the issuing price of such warrants, options, or new securities plus the additional consideration payable to the Corporation upon exercise of such warrants, options or similar securities; provided, that upon expiration of any such options or termination any right to either exercise the warrants or convert similar securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such option, warrant or similar security, to the extent outstanding immediately prior to such expiration or termination, never been issued. If the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in warrants, options or similar securities, any warrants, options or similar securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration to the extent no consideration is required to be paid upon the exercise of such options or the exercise of such warrants or similar securities.

               (iv) If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of is outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

               4D.  Selection of Independent Appraiser.
                    ----------------------------------

               If the Fair Market Value of the Series A Preferred Stock is to be determined by an Independent Appraiser, the directors other than those appointed by the holders of the Series A Preferred Stock, and the holders of a majority of the Series A Preferred Stock, each shall select an Independent Appraiser to make the determination. If the determinations of Fair Market Value reached by both Independent Appraisers vary by less than 20% of the higher determination, Fair Market Value shall be the average of the two determinations. If the determinations of Fair Market Value reached by both Independent Appraisers vary by greater than 20% of the higher determination, Fair Market Value shall be determined by a third Independent Appraiser selected jointly by the directors other than those appointed by the holders of the Series A Preferred Stock and the holders of a majority of the Series A Preferred Stock and the determination of such Independent Appraiser shall be final and binding upon the parties, and the Corporation and the holders of the Series A Preferred Stock shall pay the fees and expenses of all such appraisers, payable one-half by the Corporation and one-half by the holders of the Series A Preferred Stock on a pro rata basis; provided that the Fair Market Value determined by the third Independent
-------- ----
Appraiser is between the determination of Fair Market Value by the two other Independent Appraisers selected and if such Fair Market Value is not between the determination of Fair Market Value by the two other Independent Appraisers selected, the Fair Market Value shall be such value determined by the originally selected Independent Appraiser which is nearest to the determination may be the third Independent Appraiser.

         4E.   Notices.
               -------

         (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

         (ii) The Corporation shall give written notice to all holders of Series A Preferred Stock at least 10 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Fundamental Change, dissolution or liquidation.

         (iii) The Corporation shall also give written notice to the holders of Series A Preferred Stock at least 10 days prior to the date on which any Fundamental Change shall take place.

         Section 5.  Purchase Rights.  If at any time the Corporation grants,
                     ---------------
issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Series A
                            ---------------
Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's Series A Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         Section 6.  No Reissuance of Preferred. No shares of Preferred
                     --------------------------
acquired by this Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

2.        Miscellaneous.
          -------------

          Section A.  Registration of Transfer.
                      ------------------------

          The Corporation will keep at its principal office a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

          Section B.  Replacement.
                      -----------

          Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of any class of Series A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Section C.  Definitions.
                 -----------

     "Business Day" means a day, other than a Saturday or Sunday, on which the
      ------------
principal commercial banks located in New York are open for business during normal banking hours.

     "Common Stock" means the Corporation's Common Stock, par value $0.01 per
      ------------
share.

     "Corporation" means GoAmerica, Inc., a Delaware corporation.
      -----------

     "Series A Preferred Stock" means the Corporation's Series A Preferred
      ------------------------
Stock, par value $0.01 per share.

     "Fair Market Value" means, with respect to a Share, on any Business Day:
      -----------------

          (a) if the Common Stock is publicly traded at the time of determination, the value determined by multiplying the number shares of Common Stock into which all Shares are then convertible in accordance with
     Section 4 by the average of the closing prices for the Common Stock on
     ---------
     all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted on the NASDAQ system as of the close of trading on such day, or if on any day such security is not quoted in the NASDAQ system, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty (20) days consisting of the day as of which "Fair Market Value" is being determined and the nineteen (19) consecutive Business Days prior to such day;

          (b) if the Common Stock is being registered pursuant to an initial Public Offering, for purposes of determining the adjustment to Conversion Price in accordance with Section 4C in connection with such Liquidity Event
                              ----------
     and for disclosure purposes for the registration statement relating to such Public Offering, Fair Market Value of the Series A Preferred Stock will be determined by reference to the midpoint of the range of the initial Public Offering price to the public as reflected on the applicable registration statement; provided that such adjustment to Conversion Price will be
                --------
     further adjusted in
     accordance with Section 4C to reflect the Fair Market Value by reference to
                     ----------
     the initial Public Offering price on the day that the applicable registration statement is declared effective by the Securities and Exchange Commission; or

          (c) if the Common Stock is not Publicly Traded at the time of determination, the Fair Market Value of the Series A Preferred Stock will be the fair value of the Series A Preferred Stock as determined jointly by the directors other than those appointed by the holders of the Series A Preferred Stock, taking into account their fiduciary duties, and the holders of a majority of the Series A Preferred Stock. If such parties are unable to reach an agreement within a reasonable period of time, such Fair Market Value shall be determined by an Independent Appraiser chosen pursuant to Section 4D.
                 ----------

     Any such determination made by an Independent Appraiser shall be made in accordance with the procedures set forth in Section 4D.
                                            ----------

     "Fundamental Change" means (a) a sale or transfer of more than 50% of the
      ------------------
assets of the Corporation on a consolidated basis in any transactions or series of related transactions (other than in the ordinary course of business), or (b) a sale or transfer of more than 50% of the capital stock of the Corporation on a consolidated basis in any transactions or series of related transactions, and
(c) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving entity and, after giving effect to such merger, the holders of the Corporation's outstanding capital stock (on a fully diluted basis) immediately prior to the merger will own the Corporation's outstanding capital stock (on a fully diluted basis) having a majority of the ordinary voting power to elect the Corporation's board of directors.

     "Independent Appraiser" shall mean an independent appraiser experienced in
      ---------------------
valuing securities selected by the Corporation and the holders of a majority of the Series A Preferred Stock in accordance with Section 4D.
                                                ----------

     "Junior Securities" means any of the Corporation's or any Subsidiaries'
      -----------------
equity securities, including any warrants, options or right to acquire any such equity security, other than the Series A Preferred Stock.

     "Liquidation Value" of any Share as of any particular date will be $1,000.
      -----------------

     "Liquidity Event" means (a) a Public Offering; (b) the closing of any
      ---------------
merger, combination, consolidation or similar business transaction involving the Corporation in which the holders of Common Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the surviving person in such transaction immediately after such closing (a "Business Combination"); (c) the closing of any sale or transfer by the
 --------------------
Corporation of all or substantially all of its assets to an acquiring person in which the holders of Common Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the acquiring person immediately after such closing (an "Asset Sale"); or (d) the closing of any sale
                                    ----------
by the holders of Common Stock of an amount of Common Stock that equals or exceeds a majority of the shares of Common Stock immediately prior to such closing to a person in which the holders of the Common Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of such person immediately after such closing (a "Stock Sale").
                                               ----------

     "Market Float Trigger" means, following an initial Public Offering of the
      --------------------
Corporation's common shares, the aggregate Fair Market Value of the Common Stock held by the public exceeding $25,000,000, based on the average of the closing prices for the Common Stock on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and the lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted on the NASDAQ system as of the close of trading on such day, or if on any day such security is not quoted in the NASDAQ system, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty (20) days consisting of the day as of which "Market Float Trigger" is being determined and the nineteen (19) consecutive Business Days prior to such day.

     "NASDAQ" shall mean the NASDAQ National Market or the NASDAQ Smallcap
      ------
Market.

     "Person" means an individual, a partnership, a corporation, an
      ------
association, a joint stock Corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Public Offering" means any offering by the Corporation of its equity
      ---------------
securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force (other than a registration statement on Forms S-4 or S-8, or any successor form thereto).

     "Qualified IPO" means a firm commitment, underwritten Public Offering
      -------------
pursuant to an effective registration statement under the Securities Act of the Corporation's common shares to the public resulting in aggregate gross proceeds of not less than $25,000,000 and a market valuation of the Common Stock of at least $125,000,000.

     "Share" means a share of Series A Preferred Stock.
      -----

     Section D.  Amendment and Waiver.
                 --------------------

     No amendment, modification or waiver will be binding or effective with respect to any provision of subdivision I or II without the prior written consent of the holders of at least 67% of the Series A Preferred Stock outstanding at the time such action is taken; and provided that no such change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series A Preferred Stock.

     Section E.  Limitations.  So long as any Shares of the Series A Preferred
                 -----------
Stock are outstanding, the Corporation shall not, without the affirmative vote or the written consent of the holders of at least 51% of the Series A Preferred
Stock:

          (a) create, authorize or issue any class or series of stock ranking either as to payment of dividends or distribution of assets prior to or on parity with the Series A Preferred Stock; or

          (b) change the preferences, rights or powers with respect to the Series A Preferred Stock so as to affect such stock adversely.

     Section F.  Notices.
                 -------

     Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

     Section G.  Effective Date.  The effective date of this Certificate shall
                 --------------
be the date of filing with the Secretary of the State of Delaware.

     FIFTH:  Upon the consummation of an initial Public Offering, the initial
     -----
Directors and the Directors thereafter elected by the holders of voting stock shall, in accordance with the Corporation's By-laws, be classified in respect to the time for which they shall severally serve on the Board of Directors by dividing them into three staggered classes which shall be as nearly equal in number as possible. Each member of each class shall serve for three-year terms. At each annual meeting of the stockholders, the stockholders shall elect Directors of the class which term then expires, to serve until the third succeeding annual meeting. Except as otherwise provided in this Certificate of Incorporation, each Director shall serve for the term for which elected and until his or her successor shall be duly elected and shall qualify.

     SIXTH:  The name and mailing address of the sole incorporator is Francis J.
     -----
Elenio c/o GoAmerica, Inc. 401 Hackensack Avenue, Hackensack, N.J. 07601.

     SEVENTH:  The Corporation is to have perpetual existence.
     -------

     EIGHTH: The following provisions are included for the management of the
     ------
business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and stockholders:

     (i) The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, subject to any limitation thereof contained in the Bylaws. The stockholders also shall have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the
     -------   -------
     holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

     (ii) Upon the consummation of an initial Public Offering of securities of the Corporation under the Securities Act, stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

     (iii) Special meetings of stockholders may be called at any time only by the President, the Chairman of the Board of Directors of the Corporation (if any) or a majority of the Board of Directors of the Corporation. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes set forth in the notice of such special meeting.

     (iv) The Board of Directors of the Corporation, when evaluating any offer of another party (a) to make a tender or exchange offer for any equity security of the Corporation or (b) to effect a business combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to any such factors as the Board of Directors of the Corporation determines to be relevant, including, without limitation:

           (1) the interests of the Corporation's stockholders, including the possibility that these interests might be best served by the continued independence of the Corporation;

           (2) whether the proposed transaction might violate federal or state laws;

           (3) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

           (4) the social, legal and economic effects upon employees, suppliers, customers, creditors and others having similar relationships with the Corporation, upon the communities in which the Corporation conducts its business and upon the economy of the state, region and nation.

     In connection with any such evaluation, the Board of Directors of the Corporation is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors of the Corporation may determine.

     (v) in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend any provision of Articles EIGHTH or NINTH of this Certificate of Incorporation.

     NINTH:  A director of the Corporation shall not be personally liable either
     -----
to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph nor the adoption of any provision of the Certificate of Incorporation inconsistent with this paragraph shall eliminate or reduce the effect of this paragraph in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph of this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     TENTH:  Election of directors need not be by written ballot.
     -----

                                   *********

     IN WITNESS WHEREOF, the undersigned, being the sole incorporator hereinabove named, does hereby execute this Certificate of Incorporation this 1st day of December, 1999.



                                   By:  /s/ Francis J. Elenio
                                        ----------------------
                                        Francis J. Elenio
                                        Sole Incorporator